UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2014

AMCOL INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-15661	36-0724340
State of Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Employer Identification Number

2870 Forbs Avenue

Hoffman Estates, IL 60192

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 851-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 10, 2014, AMCOL International Corporation , a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Minerals Technologies Inc., a Delaware corporation (“MTI”), and MA Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of MTI (“Purchaser”).

The Offer and the Merger

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Purchaser has agreed to commence a cash tender offer (the “Offer”), within ten business days following the date of the Merger Agreement, for all of the Company’s outstanding shares of common stock, par value $0.01 per share (the “Shares”), at a purchase price of $45.75 per Share, net to the seller in cash, without interest.

The obligation of the Purchaser to consummate the Offer is subject to the condition that there be validly tendered in accordance with the terms of the Offer and not validly withdrawn prior to the expiration date of the Offer that number of Shares that, when added to the Shares then owned by Purchaser, would represent one Share more than one-half (1/2) of the sum of (i) all Shares then outstanding and (ii) all Shares that the Company may be required to issue upon the vesting (including vesting solely as a result of the consummation of the Offer), conversion, settlement or exercise of all then outstanding warrants, options, obligations or securities convertible or exchangeable into Shares, or other rights to acquire or be issued Shares (including all then outstanding options, restricted stock units and Shares subject to specified vesting criteria), regardless of the conversion or exercise price or other terms and conditions thereof. The consummation of the Offer is also subject to the satisfaction of other customary conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Consummation of the Offer is not subject to any financing condition.

As soon as practicable following the completion of the Offer and subject to the satisfaction or waiver of the remaining conditions set forth in the Merger Agreement, Purchaser will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of MTI. The Merger will be governed by Section 251(h) of the General Corporation Law of the State of Delaware, with no stockholder vote required to consummate the Merger. At the effective time of the Merger, each Share issued and outstanding immediately prior to such effective time (other than (i) Shares then owned by the Company, MTI or Purchaser and (ii) Shares that are held by any stockholder who properly demands appraisal in connection with the Merger) will cease to be issued and outstanding, will be canceled, will cease to exist and will be converted into the right to receive an amount in cash equal to the same amount in cash per Share that is paid pursuant to the Offer, without interest, less any applicable withholding taxes.

No Shop Provisions

The Company has agreed to certain restrictions, subject to certain exceptions described below, on its ability to solicit, initiate or encourage an alternative acquisition proposal, to furnish any person with non-public information about the Company or to enter into or participate in discussions or negotiations regarding an alternative acquisition proposal. These restrictions will continue until the earlier to occur of the termination of the Merger Agreement pursuant to its terms and the time at which the Offer is consummated. Notwithstanding this limitation, prior to any acceptance by the Purchaser of Shares pursuant to the Offer, the Company may under certain circumstances provide information to third parties and participate in discussions and negotiations with respect to any unsolicited alternative acquisition proposal that the Company’s board of directors has determined constitutes or could reasonably be expected to lead to a “Superior Proposal” (which is generally defined to refer to a bona fide written acquisition proposal that the board of directors of the Company determines, in its good faith judgment, after consultation with its outside legal counsel and financial advisor, is (i) more favorable to the Company’s stockholders from a financial point of view than the transactions contemplated by the Merger Agreement, taking into account all legal, financial, regulatory and other factors, and (ii) is reasonably likely to be consummated).

Termination and Termination Fees

The Merger Agreement contains certain termination rights for both the Company and MTI, including, among others, if the transactions contemplated by the Merger Agreement are not consummated on or before September 11, 2014 or if the Company terminates the Merger Agreement in compliance with its terms in order to accept a Superior Proposal. Upon termination of the Merger Agreement under specified circumstances, including in the event of a termination by the Company in order to accept a Superior Proposal, the Company has agreed to pay MTI a termination fee of $39,000,000, which is equal to approximately 2.5% of the equity value of the transaction.

Other Terms

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type, including, without limitation, covenants regarding the conduct of the business of the Company.

The board of directors of the Company unanimously (i) adopted and declared the advisability of the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement (the Offer, the Merger and the other transactions contemplated by the Merger Agreement, collectively, the “Transactions”), (ii) declared that it is in the best interests of the Company and the stockholders of the Company (other than MTI and its subsidiaries) that the Company enter into the Merger Agreement and consummate the Transactions and that the stockholders of the Company tender their Shares pursuant to the Offer, (iii) declared that the terms of the Offer and the Merger are fair to the Company and the Company’s stockholders (other than MTI and its subsidiaries) and (iv) resolved to recommend that the Company’s stockholders accept the Offer and tender their Shares pursuant to the Offer. The boards of directors of MTI and Purchaser have each approved the Transactions.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement filed herewith as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Purchaser or MTI, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Merger. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Amendment No. 3 to Imerys Merger Agreement

On March 8, 2014, the Company executed Amendment No. 3 to Agreement and Plan of Merger, dated February 11, 2014, by and among Imerys SA, a corporation organized under the laws of France (“Imerys”), Imerys Minerals Delaware, Inc., a Delaware corporation and indirect wholly owned subsidiary of Imerys SA (“Imerys Sub”), and the Company (as amended by Amendment No. 1 thereto, dated as of February 26, 2014, and Amendment No. 2 thereto, dated as of March 4, 2014, the “Imerys Merger Agreement”). The purpose of such Amendment No. 3 was to provide that the termination fee described under Item 1.02 below be paid to Imerys Sub rather than to Imerys and to waive the match rights of Imerys with respect to the transaction with MTI.

Item 1.02. Termination of a Material Definitive Agreement.

Prior to entering into the Merger Agreement with MTI and Purchaser, the Company: (a) terminated the Imerys Merger Agreement and (b) paid Imerys Sub a termination fee of $39 million pursuant to the Imerys Merger Agreement.

Item 7.01. Regulation FD Disclosure.

On March 10, 2014, the Company and MTI issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Such forward-looking statements include the ability of MTI and the Company to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. The forward-looking statements contained in this document are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the Offer and the subsequent Merger; uncertainties as to how many of the Company’s stockholders will tender their Shares in the Offer; the possibility that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Offer or the Merger; the effects of disruption from the transactions on the Company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; other risks and uncertainties pertaining to the business of the Company detailed in its filings with the Securities and Exchange Commission (the “SEC”) from time to time, including the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2013. The reader is cautioned not to rely unduly on these forward-looking statements. MTI and the Company expressly disclaim any intent or obligation to update or revise publicly these forward-looking statements except as required by law.

Additional Information and Where to Find It

The Offer has not yet commenced. This communication is not an offer to buy nor a solicitation of an offer to sell any securities of the Company. The solicitation and the offer to buy Shares will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Purchaser, intends to file with the SEC. In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. The Company and MTI intend to mail these documents to the Company’s stockholders. In addition, once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of the Company on Schedule 14D-9 and related materials with respect to the Offer and the Merger free of charge at the SEC’s website at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “Investors” section of the Company’s website at www.amcol.com. Investors are advised to read these documents when they become available, including the Solicitation/Recommendation Statement of the Company and any amendments thereto, as well as any other documents relating to the Offer and the Merger that are filed with the SEC, carefully and in their entirety prior to making any decision with respect to the Offer because they contain important information, including the terms and conditions of the Offer.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished with this document:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 10, 2014, by and among Minerals Technologies Inc., MA Acquisition Inc. and AMCOL International Corporation

2.2	Amendment No. 3 to Agreement and Plan of Merger, dated March 8, 2014, by and among Imerys SA,, Imerys Minerals Delaware, Inc. and the Company

99.1	Press Release of AMCOL International Corporation and Minerals Technologies Inc., dated March 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOL INTERNATIONAL CORPORATION

By:	/s/ Ryan F. McKendrick
Ryan F. McKendrick
President and Chief Executive Officer

March 10, 2014